EXHIBIT 24.1
DUKE ENERGY CORPORATION
Power of Attorney
FORM 10-K
Annual Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
For the fiscal year ended December 31, 2015
(Annual Report)

The undersigned Duke Energy Corporation, a Delaware corporation and certain of its officers and/or directors, do each hereby constitute and appoint Steven K. Young, David S. Maltz and Brian D. Savoy, and each of them, to act as attorneys-in-fact for and in the respective names, places and stead of the undersigned, to execute, seal, sign and file with the Securities and Exchange Commission the Annual Report of said Duke Energy Corporation on Form 10-K for the year ended December 31, 2015, of said Duke Energy Corporation and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.
Executed as of the 25th day of February, 2016.

DUKE ENERGY CORPORATION

By:	/s/ LYNN J. GOOD
Chairman, President and Chief Executive Officer

(Corporate Seal)
ATTEST:

/s/ AMELIA D. HUNTER
Amelia D. Hunter Assistant Corporate Secretary
/s/ LYNN J. GOOD	Chairman, President and Chief Executive Officer (Principal Executive Officer and Director)
Lynn J. Good
/s/ STEVEN K. YOUNG	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Steven K. Young
/s/ BRIAN D. SAVOY	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)
Brian D. Savoy
/s/ MICHAEL J. ANGELAKIS	(Director)
Michael J. Angelakis
/s/ MICHAEL G. BROWNING	(Director)
Michael G. Browning
/s/ HARRIS E. DELOACH, JR.	(Director)
Harris E. DeLoach, Jr.

/s/ DANIEL R. DIMICCO	(Director)
Daniel R. DiMicco
/s/ JOHN H. FORSGREN	(Director)
John H. Forsgren
/s/ ANN MAYNARD GRAY	(Director)
Ann Maynard Gray
/s/ JAMES H. HANCE, JR.	(Director)
James H. Hance, Jr.
/s/ JOHN T. HERRON	(Director)
John T. Herron
/s/ JAMES B. HYLER, JR.	(Director)
James B. Hyler, Jr.
/s/ WILLIAM E. KENNARD	(Director)
William E. Kennard
/s/ E. MARIE MCKEE	(Director)
E. Marie McKee
/s/ RICHARD A. MESERVE	(Director)
Richard A. Meserve
/s/ JAMES T. RHODES	(Director)
James T. Rhodes
/s/ CARLOS A. SALADRIGAS	(Director)
Carlos A. Saladrigas